Exhibit 15.1

January 21, 2026

Signing Day Sports, Inc.

1540 Broadway, Ste 1010
New York, NY 1003

Re: Registration Statement No. 333-291856

With respect to the subject registration statement, we acknowledge our awareness of the use of our review report therein dated November 11, 2025 related to our review of interim financial information of One Blockchain LLC as of September 30, 2025 (successor) and December 31, 2024 (successor), and for the three months ended September 30, 2025 and 2024 (successor) and nine months ended September 30, 2025 (successor), and period from February 8, 2024 to September 30, 2024 (successor), and period from January 1, 2024 to February 7, 2024 (predecessor).

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Berkowitz Pollack Brant Advisors + CPAs

PCAOB ID Number: 52

Miami, Florida
January 21, 2026